Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference therein of our report dated March 28, 2022 in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-259679) on Form S-3 and related Prospectus of Benson Hill, Inc. for the registration of shares of its common stock and warrants to purchase shares of its common stock.

/s/ Ernst & Young LLP

St. Louis, Missouri

November 10, 2022